EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-3 of AirTouch Communications, Inc., ATI Financing I, and ATI Financing II of our report, dated February 16, 1998 relating to the financial statements of Mannesman Mobilfunk GmbH included in AirTouch Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


Dusseldorf, Germany, June 11, 1998

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/ Scheffler                                               /s/ Haas
Wirtschaftsprufer                                           Wirtschaftsprufer